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                                                                     EXHIBIT 11

                            DAIN RAUSCHER CORPORATION
                      COMPUTATION OF NET EARNINGS PER SHARE
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

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

                                                                                 YEAR ENDED DECEMBER 31,
                                                                            ---------------------------------
                                                                             1999          1998         1997
                                                                            -------      -------      -------
BASIC EARNINGS PER SHARE:
   Net income ........................................................      $66,590      $ 7,990      $49,275
                                                                            =======      =======      =======


   Weighted average common shares outstanding ........................       12,456       12,404       12,277
                                                                            =======      =======      =======


Basic earnings per share .............................................      $  5.35      $  0.64      $  4.01
                                                                            =======      =======      =======



EARNINGS PER SHARE ASSUMING DILUTION:
   Net income ........................................................      $66,590      $ 7,990      $49,275
                                                                            =======      =======      =======

Weighted average number of common and dilutive potential common shares outstanding:

      Weighted average common shares outstanding .....................       12,456       12,404       12,277
      Dilutive effect of stock options (net of tax benefits) .........          423          463
                                                                                                          579
      Shares credited to deferred compensation
         plan participants ...........................................          585          304          204
                                                                            -------      -------      -------
Weighted average number of common and
      dilutive potential common shares outstanding ...................       13,464       13,171       13,060
                                                                            =======      =======      =======

Diluted earnings per share ...........................................      $  4.95      $  0.61      $  3.77
                                                                            =======      =======      =======
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